Provident New York Bancorp News Release             Provident New York Bancorp
                                                    400 Rella Boulevard
                                                    Montebello, NY  10901-4243

                                                    T 845.369.8040
                                                    F 845.369.8255

                                                    www.providentbanking.com

FOR IMMEDIATE RELEASE                            Stock Symbol:  PBNY
July 24, 2007                             Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:
Paul A. Maisch, EVP & Chief Financial Officer
Miranda Grimm, VP & Controller
845. 369.8040


                           PROVIDENT NEW YORK BANCORP
                                    ANNOUNCES
         QUARTERLY EARNINGS OF $5.4 MILLION, OR $0.13 PER DILUTED SHARE

MONTEBELLO, NY - July 24, 2007 - Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank, today announced that for the three months ended June 30, 2007, net income was $5.4 million, or $0.13 per diluted share, compared to net income of $5.6 million, or $0.13 per diluted share for the three months ended June 30, 2006. For the nine months ended June 30, 2007, net income was $14.5 million, or $0.35 per diluted share, compared to net income of $15.1 million, or $0.36 per diluted share, for the nine months ended June 30, 2006.

George Strayton, President and CEO commented: "Our continued strong loan growth in all loan categories continues to strengthen our net interest margin resulting in an increase in net income on a linked-quarter basis. Our annualized overall loan growth is in excess of 12%, and is over 15% annualized in the commercial loan category."


Key Balance Sheet Changes at June 30, 2007 vs. September 30, 2006
-----------------------------------------------------------------

o Total assets at June 30, 2007 decreased slightly to $2.8 billion, down $58.5 million, or 2.1%, from September 30, 2006.
o Gross loans, excluding loans held for sale, grew $140.3 million to $1.6 billion, largely due to an $88.9 million, or 11.3%, increase in commercial loans.
o Securities decreased $176.4 million to $836.4 million, as the Company paid down high-cost borrowings with maturing securities and funded loan growth.
o Money market accounts increased by $29.4 million, offsetting declines in savings accounts and certificates of deposit of $8.5 million and $2.0 million. Transaction accounts were unchanged in this total. NOW accounts increased $7.2 million offsetting demand deposits, which decreased $7.0 million to $359.9 million.
o The Company currently does not hold any subprime loans. Non-performing assets increased $3.3 million from September 30, 2006, but was unchanged from March 31, 2007. Since the beginning of our fiscal year payments on certain previously criticized loans

Provident New York Bancorp Press Release cont.                                2


         or slowed further, resulting in their categorization as non-performing. No significant increase in loan loss reserves was required by this classification.
o Stockholders' equity decreased $3.0 million to $402.3 million. Net retentions of earnings of $7.7 million, $4.8 million in stock-based transactions mostly offset an increase in other comprehensive loss on available-for-sale securities (SFAS No.115) of $1.2 million to $8.8 million, and repurchases of 1.1 million shares of common stock at a cost of $15.2 million. We currently have 1,165,229 shares available for repurchase under the Company's current stock repurchase program.


Key Operating Results - Quarter Ended June 30, 2007 vs. June 30, 2006
---------------------------------------------------------------------

Net interest income increased $647,000, or 3.0%, to $22.3 million primarily as a result of an increase in interest income of $3.0 million more than offsetting an increase in interest expense of $2.4 million. Tax equivalent net interest margin increased from 3.69% for the three months ended June 30, 2006 to 3.8% for the same period in 2007.

Average interest-earning assets increased by $19.5 million compared to the prior year's quarter, including an increase of $159.4 million in loans, mostly offset by a decrease of $140.0 million in securities. The overall tax equivalent yield on earning assets increased 48 basis points to 6.37%. These factors led to an increase of $3.0 million in gross interest income. The Company assumed certain callable borrowings in connection with a previous acquisition and recorded premiums related to the assumption of the liabilities. In 2006 several borrowings were called and the Company recorded $1.0 million in reduced interest expense as a result. Similar calls were also made in 2007, however, the reduction in interest expense was $500,000 in 2007. The cost of interest-bearing liabilities increased by 49 basis points to 3.16% inclusive of the aforementioned effect of called borrowings. This, coupled with increases of $11.2 million in average borrowings, resulted in increased interest expense of $2.4 million, to $15.7 million inclusive of the $500,000 negative variance from called borrowings. In addition the difference in the mix of deposits also contributed to higher interest expense. Higher cost money market accounts grew, on average, by $16.5 million, while the average balance of lower cost savings accounts declined by $52.7 million.

Non-interest income increased by $627,000, or 14.4% for the three months ended June 30, 2007 compared to the same period the prior year. Investment management fees increased by $360,000 primarily due to fees earned by our investment management subsidiary, HVIA acquired in June of 2006. An increase in deposit service charges and fees of $149,000, or 5.5%, offset a decline in title insurance fees of $91,000 due to a slowdown in the real estate markets. Other non-interest income increased $195,000 due to interest recorded on an IRS refund of $235,000.

Total non-interest expense increased by $1.0 million, or 5.6%, to $19.1 million. Marketing expenses increased $362,000. Compensation and benefits expense increased by $757,000 for the quarter due to annual salary increases and fewer actual staff vacancies and changes to the retirement plans effected in the prior year. Stock-based compensation increased by $106,000, mainly due to expenses associated with additional stock option expense and ESOP expense associated with the Company's higher stock price in 2007 as compared to 2006.

The Company's effective tax rate for the quarter ended June 30, 2007 was 30.9%, compared to 27.8% for the quarter ended June 30, 2006. The higher rate in 2007 reflects the tax benefit of $241,000 on donated property in 2006 more than offsetting the higher utilization of tax-exempt securities.

Provident New York Bancorp Press Release cont.                                3


Key Operating Results - Nine Months Ended June 30, 2007 vs. June 30, 2006
-------------------------------------------------------------------------

Net interest income decreased $1.5 million or 2.4%, to $62.5 million primarily as a result of an increase in interest expense of $8.1 million for deposits and $6.9 million for borrowings. This was offset in part by an increase in interest income of $13.5 million over last year's period. Tax equivalent net interest margin decreased from 3.75% for the nine months ended June 30, 2006 to 3.52% for the same period in 2007.

Average interest-earning assets increased by $121,000 compared to the prior year. This resulted in an increase in yield on earning assets of 49 basis points to 6.25% with the addition of higher yielding assets. The cost of interest-bearing liabilities increased by 87 basis points to 3.33%. Short-term borrowing rates increased 81 basis points on average compared to the same period in 2006. When combined with increases of $88.3 million in average borrowings and $19.9 million in average interest-bearing deposits, the result was increased interest expense of $15.0 million, to $50.1 million. Similar to the quarter, borrowings assumed in a previous acquisition were called, which reduced interest expense by $1.3 million in 2006 and $500,000 in 2007. The difference in the mix of deposits also contributed to higher interest expense.

Non-interest income increased by $2.5 million, or 20.4% for the nine months ended June 30, 2007 compared to the same period the prior year. Investment management fees increased by $1.2 million primarily due to fees earned by our investment management subsidiary, HVIA. Increases in deposit service fees of $580,000 offset a decline in title insurance fees of $351,000 which reflected a slowdown in our local real estate markets. Income from Bank-owned Life Insurance
(BOLI) increased by $388,000 due to death benefit proceeds received in the first fiscal quarter of 2007. Other non-interest income increased $677,000 due to gains on the disposition of real estate of $212,000 in the first quarter of 2007, gains associated with the Company's student loan portfolio of $326,000 and interest on a tax refund receivable of $235,000.

Total non-interest expense increased by $1.9 million, or 3.6%, to $55.5 million primarily due to increased marketing expenses of $1.1 million and professional fees of $456,000 (HVIA management fees). Compensation and benefits expense increased $516,000 from the prior year due to savings from retirement plan changes implemented in the prior year being more than offset by scheduled salary increases. Stock-based compensation declined by $223,000 due to lower acceleration of vesting of restricted stock awards and prior year ESOP adjustments. The ATM/debit card expense increase of $223,000 was offset by lower data and check processing expenses of $502,000 as we took our data processing operations in-house in November of 2005.

Other non-interest expenses increased by $420,000 mainly due to increases in business development and training expenses, courier and correspondent expenses, and regulatory assessments.

The Company's effective tax rate for the nine months ended June 30, 2007 was 30.0%, compared to 31.0% for the nine months ended June 30, 2006. The lower rate reflects the higher utilization of tax-exempt securities and receipt of the non-taxable BOLI death benefit proceeds.

Additional information
----------------------

At June 30, 2007, the Company had $200.2 million in investment securities that will mature or reprice within the next 12 months. The average tax equivalent yield of these investments is 3.8%. Depending on the market conditions at the point of reinvestment, proceeds from the maturities will be either reinvested at the current market rates or borrowings will be reduced.

Provident New York Bancorp Press Release cont.                                4


The Company maintains two ESOP loans, which release a total of 188,000 shares per year. The Company's first ESOP loan will be paid off as of December 31, 2007. As a result, after December 31, 2007, expense will be recorded on the annual release of only 50,000 shares.

On March 30, 2007, the Company received notice from U.S. Internal Revenue Service of the disallowance of certain expenses related to Warwick Community Bancorp, Inc.'s disposition of assets prior to its acquisition by the Company. This disallowance of $2.3 million in federal income taxes, if realized, would have resulted in a reduction of a refund receivable. In May the Company agreed to settle this matter and recorded $591,000 in increased goodwill reflecting the effects of the settlement. Further, as a result of the agreement, the Company recorded, as interest due on the remaining $3.7 million refund, $235,000 in other income.

Consistent with its long-standing credit policies, Provident Bank does not originate or hold any subprime mortgage loans, which we consider to be loans to borrowers with subprime credit scores combined with either high loan-to-value or high debt-to-income ratios. We also hold no subprime loans in our investment portfolio.

The Company has renegotiated the earn-out provisions regarding HVIA and paid $750,000 to eliminate a five year payout of up to $1.0 million. The payment was recorded as an addition to goodwill of the HVIA acquisition.

Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Provident New York Bancorp Press Release cont.                                5

Provident New York Bancorp and Subsidiaries CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION (unaudited, in thousands, except share and per share data)


                                                       June 30,   September 30,    June 30,
                                                         2007        2006            2006
                                                         ----        ----            ----
Assets:

Cash and due from banks                               $    43,029 $     57,293 $    55,758
Total securities                                          836,365    1,012,716     981,383
Loans held for sale                                             -        7,473         752
Loans:
   One- to four-family residential mortgage loans         501,795      462,996     467,064
   Commercial real estate, commercial business
       and construction loans                             876,023      787,086     767,514
   Consumer loans                                         236,023      223,476     215,770
                                                       ----------  ----------- -----------
           Total loans, gross                           1,613,841    1,473,558   1,450,348
   Allowance for loan losses                             (20,699)     (20,373)    (20,360)
                                                       ----------  ----------- -----------
           Total loans, net                             1,593,142    1,453,185   1,429,988
Federal Home Loan Bank stock, at cost                      29,827       33,518      30,021
Premises and equipment, net                                30,004       31,739      31,943
Goodwill                                                  161,154      159,817     159,093
Other amortizable intangibles                              11,782       14,189      15,030
Bank owned life insurance                                  40,387       39,308      38,892
Other assets                                               37,111       32,099      37,559
                                                       ----------  ----------- -----------
           Total assets                               $ 2,782,801 $  2,841,337 $ 2,780,419
                                                       ==========  =========== ===========

Liabilities:
   Deposits
       Demand deposits                                $   359,885 $    366,847 $   367,109
       NOW deposits                                       160,895      153,732     161,614
                                                       ----------  ----------- -----------
           Total transaction accounts                     520,780      520,579     528,723
       Savings                                            369,886      378,337     418,746
       Money market deposits                              268,424      238,977     247,883
       Certificates of deposit                            589,737      591,766     555,428
                                                       ----------  ----------- -----------
           Total deposits                               1,748,827    1,729,659   1,750,780
   Borrowings                                             595,411      682,739     605,523
   Mortgage escrow funds and other                         36,244       23,653      32,624
                                                       ----------  ----------- -----------
           Total liabilities                            2,380,482    2,436,051   2,388,927
Stockholders' equity                                      402,319      405,286     391,492
                                                       ----------   ---------- -----------

        Total liabilities and stockholders' equity    $ 2,782,801 $  2,841,337 $ 2,780,419
                                                       ==========  =========== ===========

Shares of common stock outstanding at period end       41,666,538   42,699,046  42,623,299
Book value per share                                  $      9.66 $       9.49 $      9.18

Provident New York Bancorp Press Release cont.                                6


Provident New York Bancorp and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                                                       Three Months Ended            Nine Months Ended
                                                            June 30,                       June 30,
                                                       2007          2006            2007         2006
                                                       ----          ----            ----         ----
Interest and dividend income:
   Loans and loan fees                              $ 27,896     $ 24,247        $ 80,847    $  69,842
   Securities                                          9,449       10,297          29,923       28,192
   Other earning assets                                  641          402           1,819        1,058
Total interest and dividend income                    37,986       34,946         112,589       99,092

Interest expense:
   Deposits                                            9,001        7,492          26,964       18,846
   Borrowings                                          6,654        5,770          23,132       16,209
                                                    --------     --------        --------    ---------
Total interest expense                                15,655       13,262          50,096       35,055
                                                    --------     --------        --------    ---------
Net interest income                                   22,331       21,684          62,493       64,037
Provision for loan losses                                400          300           1,200          900
                                                    --------     --------        --------    ---------
Net interest income after provision for loan losses   21,931       21,384          61,293       63,137
                                                    --------     --------        --------    ---------
Non-interest income:
   Deposit fees and service charges                    2,848        2,699           8,478        7,898
   Title insurance fees                                  308          399             855        1,206
   Bank owned life insurance                             432          418           1,613        1,225
   Investment Management Fees                            759          399           2,107          868
   Other                                                 641          446           1,875        1,198
                                                    --------     --------        --------    ---------
Total non-interest income                              4,988        4,361          14,928       12,395
                                                    --------     --------        --------    ---------
Non-interest expense:
   Compensation and employee benefits                  8,567        7,810          24,517       24,001
   Stock-based compensation plans                      1,433        1,327           4,286        4,509
   Occupancy and office operations                     2,827        2,957           8,670        8,609
   Advertising and promotion                           1,267          905           3,024        1,899
   Professional fees                                     914          877           2,982        2,526
   Data and check processing                             659          785           1,949        2,451
   Amortization of intangible assets                     746          808           2,323        2,456
   ATM/debit card expense                                471          460           1,365        1,142
   Other                                               2,166        2,112           6,428        6,008
                                                    --------     --------        --------    ---------
Total non-interest expense                            19,050       18,041          55,544       53,601
                                                    --------     --------        --------    ---------
Income before income tax expense                       7,869        7,704          20,677       21,931
Income tax expense                                     2,433        2,143           6,199        6,806
                                                    --------     --------        --------    ---------
Net income                                          $  5,436     $  5,561        $ 14,478    $  15,125
                                                    ========     ========        ========    =========
Per common share:
   Basic earnings                                   $   0.13     $   0.14        $   0.35    $    0.37
   Diluted earnings                                     0.13         0.13            0.35         0.36
   Dividends declared                                   0.05         0.05            0.15         0.15

Weighted average common shares:
   Basic                                          40,722,093   40,728,939      41,012,030   40,956,393
   Diluted                                        41,223,958   41,254,819      41,551,464   41,514,055


Provident New York Bancorp Press Release cont.                                7




Selected Financial Condition Data:                                                 Three Months Ended
                                                  ---------------------------------------------------------------------------------
(in thousands except share and per share data)        06/30/07         03/31/07         12/31/06         09/30/06        06/30/06
                                                    ------------     ------------      ------------    ------------    ------------
                                                                                    (In thousands)
End of Period
-------------
Total assets                                      $    2,782,801   $    2,801,365   $    2,796,454   $    2,841,337   $   2,780,419
Loans, gross (1)                                       1,613,841        1,560,393        1,506,380        1,473,558       1,450,348
Securities available for sale                            794,949          844,271          881,106          951,729         916,752
Securities held to maturity                               41,416           52,080           56,740           60,987          64,631
Bank owned life insurance                                 40,387           39,954           39,548           39,308          38,892
Goodwill                                                 161,154          159,813          159,828          159,817         159,093
Other amortizable intangibles                             11,782           12,556           13,358           14,189          15,030
Other non-earning assets                                  67,115           72,987           66,291           63,838          40,495
Deposits                                               1,748,827        1,740,305        1,726,186        1,729,659       1,750,780
Borrowings                                               595,411          618,643          623,250          682,739         605,523
Equity                                                   402,318          412,638          411,280          405,286         391,492

Average Balances
----------------
Total assets                                      $    2,779,780   $    2,786,727   $    2,813,257   $    2,795,917   $   2,756,664
Loans, gross:
   Real estate- residential mortgage                     489,998          470,741          463,285          465,231         465,703
   Real estate- commercial mortgage                      541,364          535,178          529,781          528,225         518,538
   Real estate- construction & land development          123,774          111,671          101,769           91,280          80,894
   Commercial and industrial                             197,493          181,204          165,120          156,737         150,605
   Consumer loans                                        232,508          242,464          233,155          221,880         209,970
Loans total                                            1,585,137        1,541,258        1,493,110        1,463,353       1,425,710
Securities (taxable)                                     695,016          765,255          824,657          850,929         871,878
Securities (non-taxable)                                 149,125          140,987          139,876          128,257         112,282
Total earning assets                                   2,441,036        2,461,371        2,472,425        2,456,228       2,421,497
Non earning assets                                       338,744          325,356          340,832          339,689         335,167
Non-interest bearing checking                            348,698          341,016          341,259          356,651         357,992
Interest bearing NOW accounts                            160,187          153,105          149,311          153,653         153,848
Total transaction accounts                               508,885          494,121          490,570          510,304         511,840
Savings (including mortgage escrow funds)                383,955          368,171          375,325          418,942         436,611
Money market deposits                                    256,541          250,347          238,079          246,471         240,071
Certificates of deposit                                  589,733          600,956          625,781          565,111         577,219
Total deposits                                         1,739,114        1,713,595        1,729,755        1,740,828       1,765,741
Total interest bearing deposits                        1,390,416        1,372,579        1,388,496        1,384,177       1,407,749
Borrowings                                               593,467          637,472          657,269          631,760         582,294
Equity                                                   409,528          411,611          406,927          396,263         388,398
Other comprehensive loss (SFAS 115),
      reflected in stockholders' equity                  (4,696)          (5,583)          (6,013)         (13,203)        (14,280)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
-----------------------------------------
Interest and dividend income                      $       37,986   $       37,265   $       37,340   $       36,524   $      34,946
Tax equivalent adjustment*                                   807              756              720              677             592
Interest expense                                          15,655           16,797           17,644           15,804          13,262
                                                  --------------   --------------   --------------   --------------   -------------
    Net interest income (tax equivalent)                  23,138           21,224           20,416           21,397          22,276
Provision for loan losses                                    400              400              400              300             300
                                                  --------------   --------------   --------------   --------------   -------------
    Net interest income after provision for loan
    losses                                                22,738           20,824           20,016           21,097          21,976
Non-interest income                                        4,988            4,905            5,034            4,756           4,361
Non-interest expense                                      19,050           18,571           17,924           17,654          18,041
                                                  --------------   --------------   --------------   --------------   -------------
Income before income tax expense                           8,676            7,158            7,126            8,199           8,296
Income tax expense (tax equivalent)                        3,240            2,726            2,515            3,129           2,735
                                                  --------------   --------------   --------------   --------------   -------------
    Net income                                    $        5,436   $        4,432   $        4,611   $        5,070   $       5,561
                                                  ==============   ==============   ==============   ==============   =============


(1) Does not reflect allowance for loan losses of $20,699, $20,435, $20,436, $20,373 and $20,360.
*      Tax exempt income assumed at a 35% federal rate.

Provident New York Bancorp Press Release cont.                                8




                                                                                Three Months Ended
                                                 --------------------------------------------------------------------------------
                                                06/30/07          03/31/07           12/31/06           09/30/06       06/30/06
                                              ---------------    --------------     --------------   ---------------   -----------
Performance Ratios (annualized)
-------------------------------
Return on Average Assets                                0.78%             0.64%             0.65%             0.72%           0.81%
Return on Average Equity                                5.32%             4.37%             4.50%             5.08%           5.72%
Non-Interest Income to Average Assets                   0.72%             0.71%             0.71%             0.67%           0.63%
Non-Interest Expense to Average Assets                  2.75%             2.70%             2.53%             2.51%           2.62%
Operating Efficiency                                    66.4%             73.2%             72.5%             69.3%           69.3%

Analysis of Net Interest Income
-------------------------------
Yield on:
Loans                                                   7.15%             7.11%             7.08%             7.06%           6.92%
Investment Securities- Tax Equivalent                   4.87%             4.80%             4.62%             4.48%           4.44%
Earning Assets- Tax Equivalent                          6.37%             6.26%             6.11%             6.01%           5.89%
Cost of:
Interest Bearing Deposits                               2.60%             2.61%             2.61%             2.28%           2.13%
Borrowings                                              4.50%             5.07%             5.14%             4.93%           3.97%
Interest Bearing Liabilities                            3.16%             3.39%             3.42%             3.11%           2.67%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis          3.21%             2.88%             2.69%             2.90%           3.21%
Net Interest Margin- tax Equivalent Basis               3.80%             3.50%             3.28%             3.46%           3.69%

Capital Information Data
------------------------
Tier 1 Leverage Ratio- Bank Only                        8.16%             8.55%             8.27%             7.82%           7.54%
Tier 1 Risk-Based Capital- Bank Only            $     212,906   $       224,694    $      216,820   $       208,820   $     196,957
Total Risk-Based Capital- Bank Only                   233,605           245,129           237,256           229,193         217,317
Tangible Capital Consolidated                   $     230,175   $       240,269    $      238,943   $       233,121   $     218,255
Tangible Capital as a % of Tangible
     Assets Consolidated                                8.75%             9.14%             9.11%             8.74%           8.37%
Shares Outstanding                                 41,666,538        42,376,905        42,716,253        42,699,046      42,623,299
Shares Repurchased Per Stock
   Repurchase Program                                 757,500           354,400                            - 35,623          11,700
Basic weighted common shares outstanding           40,722,093        41,144,852        41,168,880        40,945,185      40,728,939
Diluted common shares oustanding                   41,223,958        41,672,245        41,861,358        41,407,390      41,254,819
Per Common Share:
Basic Earnings                                  $        0.13   $          0.11    $         0.11   $          0.12   $        0.14
Diluted Earnings                                         0.13              0.11              0.11              0.12            0.13
Dividends Paid                                           0.05              0.05              0.05              0.05            0.05
Book Value                                               9.66              9.74              9.63              9.49            9.18
Tangible Book Value                                      5.52              5.67              5.59              5.46            5.12

Asset Quality Measurements
--------------------------
Non-performing loans (NPLs): non-accrual        $       3,956             4,840             4,278             3,442           1,887
Non-performing loans (NPLs): still accruing             3,716             3,484             2,171             1,582           2,787
Non-performing assets (NPAs)                            8,377             8,411             6,536             5,111           4,762
Net Charge-offs (recoveries)                              136               401               337               (35)             33
Net Charge-offs (recoveries) as %
       of average loans (annualized)                    0.03%             0.10%             0.09%            (0.01%)          0.05%
NPLs as % of total loans                                0.48%             0.53%             0.43%             0.34%           0.32%
NPAs as % of total assets                               0.30%             0.30%             0.23%             0.18%           0.17%
Allowance for loan losses as % of NPLs                   270%              245%              317%              406%            436%
Allowance for loan losses as % of total loans           1.28%             1.31%             1.36%             1.38%           1.40%
